Exhibit 4.4

THIS WARRANT AND THE SHARES OF STOCK THAT MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, PLEDGE, HYPOTHECATION, OR TRANSFER IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

BLEND LABS, INC.

SERIES G PREFERRED STOCK WARRANT

Warrant No. 1

Date of Issuance: July 2, 2021

THIS CERTIFIES THAT, for value received, OR Lending LLC, OR Tech Lending LLC and OR BL LLC (collectively with certain of its affiliated funds or investment vehicles, the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Blend Labs, Inc., a Delaware corporation (the “Company”), at the address set forth on the signature page hereto, up to a number of shares of the Series G Preferred Stock of the Company (the “Preferred Stock”) set forth below. This Warrant is issued under, and reflective of the 3:1 reverse stock split effected pursuant to, the Amended and Restated Certificate of Incorporation of the Company effective on and filed with the Secretary of State of Delaware July 2, 2021.

1.    DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a)    “Affiliate” shall mean any person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such entity, including, without limitation, any general partner, limited partner, officer, director or manager of such entity and any entity now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such entity; provided that membership on an entity’s board of directors shall not alone constitute “control”.

(b)    “Exercise Event” shall mean a Liquidation Transaction as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect at the time of the Liquidation Transaction.

(c)    “Exercise Period” shall mean the period commencing with the date of this Warrant (the “Issue Date”) and ending ten years from the Issue Date, unless terminated earlier as provided below.

(d)    “Exercise Price” shall mean $13.827822 per share, subject to adjustment pursuant to Section 5 below.

(e)    “Exercise Shares” shall be 598,431.34 shares of the Company’s Preferred Stock total, 179,529.40 issuable upon exercise of this Warrant to OR Lending LLC, 299,215.67 issuable upon exercise of this Warrant to OR Tech Lending LLC and 119,686.27 issuable upon exercise of this Warrant to OR BL LLC, subject to adjustment pursuant to Section 5 below.

2.    EXERCISE OF WARRANT. The Exercise Shares subject to this Warrant may be exercised in whole or in part at any time during the Exercise Period and for a period of ten days following the end of the Exercise Period but in all events subject to Section 7, by delivery of the following to the Company in accordance with Section 12:

(a)    An executed Purchase/Exercise Form in the form attached hereto (the “Notice of Exercise”); and

(b)    Payment of the Exercise Price either (i) in cash or by check or by wire transfer or (ii) by written notice of the desire to net exercise pursuant to Section 2.1.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons Affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder promptly within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, promptly following the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder. Prior to the receipt of the Exercise Shares, the Holder or any transferee of this Warrant, as applicable, shall agree in writing to be bound by the terms and conditions of the then-applicable agreements between the Company and the holders of the then-outstanding Preferred Stock, subject to the provisions thereof, in the same capacity as current holders of Preferred Stock, which agreements may include an Investors’ Rights Agreement, First Refusal and Co-Sale Agreement and/or Voting Agreement, in each case if such Holder or such transferee is not already bound thereby.

For all purposes hereunder, including under Section 2.1, the person or entity in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such Exercise Shares on the date on which this Warrant was exercised with respect to such Exercise Shares and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates.

2.1    Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive Exercise Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by delivery of the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Preferred Stock computed using the following formula:

X = Y (A-B)

        A

Where    X = the number of Exercise Shares to be issued to the Holder

Y = the number of Exercise Shares for which the Holder has elected to exercise this Warrant

A = the fair market value of one Exercise Share (at the date of such exercise)

B = Exercise Price in effect (as adjusted to the date of such exercise)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s board of directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per Exercise Share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise.

In the event the Company consummates an initial public offering during the Exercise Period, immediately prior to the closing of the Company’s initial public offering, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares issuable under this Warrant would then be convertible, so long as such shares, if such Exercise Shares had been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the automatic conversion provisions (or otherwise) of the Company’s Amended and Restated Certificate of Incorporation.

In the event this Warrant remains unexercised in whole or in part at the expiration of the Exercise Period and the fair market value of one Exercise Share is greater than the Exercise Price (at such time), this Warrant shall be deemed to be exercised automatically to the extent then exercisable for Exercise Shares pursuant to the provisions of this Section 2.1, without any further action on behalf of the Holder or the Company, immediately prior to the expiration of the Exercise Period.

3.    COVENANTS OF THE COMPANY.

3.1    Covenants as to Exercise Shares. The Company will promptly provide the Holder with the current number of Exercise Shares and the supporting calculations upon reasonable request of the Holder from time to time. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

3.2    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.    REPRESENTATIONS OF HOLDER.

4.1    Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. On the Issue Date and any date of exercise, the Holder represents it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

4.2    Securities Are Not Registered.

(a)    The Holder understands that this Warrant and the Exercise Shares have not been registered under the Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)    The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c)    The Holder is aware that neither this Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3    Disposition of Warrant and Exercise Shares.

(a)    The Holder agrees not to make any disposition of all or any part of the Warrant or Exercise Shares unless and until either:

(i)    there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)    the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b)    The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(c)    The transfer restrictions of this Section 4.3 will not apply in any transaction in which such Holder distributes or otherwise transfers the Warrant or Exercise Shares to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 4.3.

5.    ADJUSTMENTS. In the event of changes in the outstanding Preferred Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number, class and kind of shares or securities exercisable under the Warrant in the aggregate and the Exercise Price shall be correspondingly and proportionally adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares or securities as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number, class or kind of Exercise Shares or other securities or Exercise Price subject to this Warrant.

6.    FRACTIONAL SHARES. No fractional shares of Exercise Shares shall be issued upon the exercise of this Warrant. All Exercise Shares (including fractions) issuable to each Holder hereunder upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after such aggregation, the exercise would result in the issuance of a fractional share to any such Holder, the resulting fractional share of Exercise Shares will be rounded down to the nearest whole share of Exercise Shares.

7.    EARLY TERMINATION. In the event of an Exercise Event at any time during the Exercise Period, the Company shall provide to the Holder ten (10) days advance written notice of such Exercise Event and this Warrant and the Exercise Shares will automatically terminate unless exercised prior to the closing of such Exercise Event, provided, however, that if the fair market value of one share of the Company’s Preferred Stock is greater than the Exercise Price (calculated as set forth above through the occurrence of such Exercise Event), this Warrant shall be deemed to be exercised automatically to the extent then exercisable for Exercise Shares pursuant to the provisions of Section 2.1, without any further action on behalf of the Holder or the Company, immediately prior to the time this Warrant would otherwise terminate pursuant to this Section 7, and otherwise this Warrant shall be cancelled and extinguished without being exercised.

8.    MARKET STAND-OFF AGREEMENT. The Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any securities of the Company held by the Holder, for a period of time specified by the managing underwriter(s) (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Act for its initial public offering. The Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) that are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9.    NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10.    TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth in this Warrant, and any restrictions applicable to the transfer of shares set forth in the Company’s bylaws as of the Issue Date, this Warrant and all rights hereunder are transferable in whole or in part, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any Affiliate of such Holder, provided that the transferee (i) agrees to be bound by all of the provisions of this Warrant as if such transferee were the Holder and (ii) is not a competitor of the Company as determined in the reasonable discretion of the Company’s board of directors.

11.    FORM. This Warrant shall be issued in electronic form and not in physical form. Notwithstanding anything to the contrary herein, the Holder shall not be required to physically surrender this Warrant to the Company. Partial exercises of this Warrant shall have the effect of lowering the outstanding number of Exercise Shares.

12.    NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) upon delivery if sent by registered or certified mail, return receipt requested, postage prepaid, or (d) upon delivery if sent by a nationally recognized overnight courier. All communications shall be sent to the Company and the Holder at the addresses listed on the signature pages hereto or at such other address as the Company or the Holder may designate by written notice to the other party hereto.

13.    ACCEPTANCE. Execution and delivery of this Warrant by the parties hereto shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.    GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

The Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

BLEND LABS, INC.

By:	/s/ Nima Ghamsari
Nima Ghamsari, CEO

Address:	415 Kearny St. San Francisco, CA 94108

Acknowledged:

OR LENDING LLC

By:	/s/ Jon ten Oever
Name:	Jon ten Oever
Title:	Authorized Signatory

Address:

399 Park Avenue, 38th Floor

New York, NY 10022

OR TECH LENDING LLC

By:	/s/ Jon ten Oever
Name:	Jon ten Oever
Title:	Authorized Signatory

Address:

399 Park Avenue, 38th Floor

New York, NY 10022

OR BL LLC

By:	/s/ Jon ten Oever
Name:	Jon ten Oever
Title:	Authorized Signatory

Address:

399 Park Avenue, 38th Floor

New York, NY 10022

PURCHASE/EXERCISE FORM

To: Blend Labs, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. 1, hereby irrevocably elects to (a) purchase                  shares of                          covered by such Warrant and herewith makes payment of $                , representing (a) the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for                  shares purchasable under the Warrant pursuant to the Net Exercise provisions of Section 2.1 of such Warrant.

The undersigned represents that (i) the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares(ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel reasonably satisfactory to the Company, stating that such registration is not required.

Signature:

Name (print):

Title (if applicable.):

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                     hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares set forth below, unto:

Name of Assignee	Address/Email	Exercise Shares

Dated:	Signature:

Name:

Title:

Witness: